Exhibit 10.15

INCREASED COMMITMENT SUPPLEMENT AND THIRD OMNIBUS AMENDMENT AGREEMENT

This INCREASED COMMITMENT SUPPLEMENT AND THIRD OMNIBUS AMENDMENT AGREEMENT (this “Supplement and Amendment”) is dated as of September 30, 2013 (the “Effective Date”) and entered into by and among each entity set forth on the signature pages hereto and identified therein as a borrower (each, a “Borrower”, and collectively, the “Borrowers”), AMERICAN HOMES 4 RENT, L.P., a Delaware partnership and AH4R PROPERTIES, LLC, a Delaware limited liability company (each a the “Pledgor/Guarantor” and collectively, the “Pledgors/Guarantors”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Lender”).

RECITALS

WHEREAS, reference is made to (i) that certain Master Loan and Security Agreement, dated as of March 7, 2013, as supplemented and amended by that certain Increased Commitment Supplement, Omnibus Joinder and Amendment Agreement, dated as of June 6, 2013 (the “June 6 Supplement and Joinder”), and as further supplemented and amended by that certain Second Omnibus Joinder and Amendment Agreement, dated as of June 21, 2013 (the “June 21 Supplement and Joinder”, and as further supplemented and amended by that certain Notice and Acknowledgment with respect to Master Loan and Security Agreement, dated as of August 7, 2013 (the “Notice and Acknowledgment”) (collectively, and as may have been further amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Loan Agreement”) by and among the Borrowers, the Lead Arranger and the Lenders parties thereto, (ii) each other Loan Document listed on Schedule 1 to the June 6 Supplement and Joinder (together with the Loan Agreement, the “Borrower Agreements”) and (iii) that certain Pledge and Guaranty Agreement, dated as of March 7, 2013, as supplemented and amended by the June 6 Supplement and Joinder (collectively, and as may have been be further amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Pledge and Guaranty”), by and among the Pledgors/Guarantors and the Lead Arranger;

WHEREAS, Borrowers and Lender are entering into this Supplement and Amendment to obtain additional Commitments to increase the Maximum Facility Amount and to make certain other amendments to the Loan Agreement as more fully described herein (collectively, the “Facility Upsize”); and

WHEREAS, each Lender, to the extent not already a Lender party to the Loan Agreement (herein a “New Lender”), wishes to become a Lender party to the Loan Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. Defined Terms and Interpretation. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Loan Agreement or the Pledge and Guaranty, as the case may be. The rules of interpretation set forth in Section 2.02 of the Loan Agreement are incorporated herein mutatis mutandis.

Section 2. Reserved.

Section 3. Reserved.

Section 4. Reserved.

Section 5. Amendments to Loan Agreement. Effective as of the Effective Date, the Loan Agreement is hereby further amended as follows:

(a) The definitions of “Applicable Spread”. “Lender”, “Maximum Facility Amount”, “Repayment Period”, “Required Adjusted Tangible Net Worth”, and “Required Liquidity” in Article 2 of the Loan Agreement are each hereby amended and restated in their respective entirety to read as follows (with the modified text underlined for review purposes):

“Applicable Spread”: (i) at all times other than during the final eighteen (18) months of the Repayment Period, two hundred seventy-five basis points (2.75%) and (ii) during the final eighteen (18) months of the Repayment Period, three hundred and twelve and one half basis points (3.125%).

“Lender”: The Lead Arranger as agent for the Lenders; provided that (i) with respect to the obligation to make Advances pursuant to Section 3.01 (and all obligations related thereto), the term “Lender” shall refer to the Lenders, (ii) the term “Lenders” shall refer to the Lenders collectively and any reference to “each Lender” or “a Lender” shall refer to any of the Lenders, as the context shall require and (iii) with respect to any other provision as Lead Arranger may determine in its reasonable discretion with reference to customary practices for syndicated loans, the term “Lender” shall refer to the Lenders.

“Maximum Facility Amount”: $800,000,000, as such amount is increased from time to time pursuant to Section 3.11.

“Repayment Period”: The period commencing on the day immediately succeeding the last day of the Revolving Period and ending on the date that is five (5) years following the Third Amendment Effective Date.

“Required Adjusted Tangible Net Worth”: In the case of the Parent Guarantor, as of any date of determination, Adjusted Tangible Net Worth of an amount equal to at least the sum of (A) an amount equal to eighty-five percent (85%) of the Parent Guarantor’s Adjusted Tangible Net Worth as of the Third Amendment Effective Date and (B) an amount equal to eighty-five percent (85%) of the net proceeds received by the Parent Guarantor in connection with equity capital raises by the Parent Guarantor that are completed on and after the Third Amendment Effective Date.

“Required Liquidity”: As of any date of determination, with respect to Parent Guarantor and its Subsidiaries, on a consolidated basis cash, cashiers’ checks, Cash Equivalents and unused borrowing capacity under warehouse, repurchase and other similar credit facilities in an aggregate amount of at least $15,000,000; provided that at least $7,500,000 of such amount shall consist of cash and Cash Equivalents of Parent Guarantor and its Subsidiaries.

(b) Article 2 of the Loan Agreement is hereby amended to add the following new defined terms in appropriate alphabetical order:

“Party”: each Borrower, each Lender and the Lead Arranger.

“Required Lender Approval”: At any time, the approval of (i) Lenders having at such time in excess of 50% of the aggregate Commitments (or, if such Commitments are terminated, the aggregate outstanding principal amount of the Advances) then in effect, ignoring, in such calculation, the amounts held by any Defaulting Lender); provided, however, at any time when there are less than three unaffiliated Lenders under this Agreement, “Required Lender Approval” shall include at least two unaffiliated Lenders and (ii) Wells Fargo Bank, National Association, as Lender.

“Third Amendment Effective Date”: September 30, 2013.

(c) Section 3.01(c) of the Loan Agreement is hereby amended and restated in their entirety to read as follows (with the modified text underlined for review purposes):

(d) Funding of Advances. On each Advance Date, subject to the satisfaction of the applicable conditions precedent specified in this Agreement, Lender shall remit its proportionate share of the aggregate amount of the Advance requested by the Borrowers to the account designated in writing by Lead Arranger by 2:00 p.m. (New York City time) by wire transfer of same day funds. Upon receipt of such funds, Lead Arranger shall, not later than 3:00 p.m. New York time on each Advance Date, subject to the fulfillment of the conditions precedent set forth in Section 6.02 and, with respect to the Initial Advance, Section 6.01, deposit the amount of the Advance to be made on such Advance Date in immediately available funds in the account specified by Borrowers in the Advance Request. Lender shall not be required to make any Advance if (i) the Repayment Period has commenced or (ii) any Cease Funding Event, Springing Deed of Trust Trigger Event, Borrowing Base Deficiency, Default or Event of Default then has occurred or would occur as a result of such Advance. Notwithstanding anything contained to the contrary herein, Lender shall have no obligation to fund Advances more than one (1) time per week.

(e) Section 5.02(a) of the Loan Agreement is hereby amended by adding the following sentence at the end thereof:

For the avoidance of doubt, all amounts paid pursuant to clause First and Second above shall be applied to the Lenders on a pari passu and pro rata basis in accordance with each Lender’s respective Commitment.

(f) Section 8.07 of the Loan Agreement is hereby amended and restated in their entirety to read as follows (with the modified text underlined for review purposes):

8.07 Financial Covenants

(a) Borrower shall ensure that at all times, Parent Guarantor maintains its Required Liquidity.

(b) Borrower shall ensure that at all times, Parent Guarantor maintains its Required Adjusted Tangible Net Worth.

(c) Borrower shall ensure that Parent Guarantor maintains a Leverage Ratio of no greater than 1:1 at all times.

The financial covenants set forth in this Section 8.07 shall apply at all times but shall be tested as of the end of each fiscal quarter commencing with the fiscal quarter ending on September 30, 2013.

(g) Section 18.26(j) of the Loan Agreement is hereby amended and restated in their entirety to read as follows (with the modified text underlined for review purposes):

(j) Voting Rights. Notwithstanding anything to the contrary herein or in any other Loan Document, each of the following shall require Required Lender Approval, (x) all amendments and modifications to this Loan Agreement or any other Loan Document (other than amendments or modifications with respect to the following: (i) the definition of “Borrowing Base”, “Cease Funding Event”, “Debt Yield”, “Effective Collection Rate”, “Minimum Debt Service Coverage Ratio” or “Net Operating Income”, (ii) Termination Date extensions, (iii) extensions with respect to the timing of any Borrower payment obligations, (iv) the release of any security interest granted to Lenders (other than in accordance with the terms of this Agreement), (v) modification of the principal amounts of Advances, the index used in the calculation of Applicable Interest Rate or the Applicable Spread, (vi) increase any Lender’s Commitment, (vii) amendments to the payment priorities set forth in Section 5.02, or (viii) amendments to this Section 18.26(j), with respect to each of which unanimous Lender approval is required), (y) waivers (other than waivers of an Event of Default occurring under Section 10.01(a) of this Agreement or breaches of any covenants which, if not waived, would cause an Event of Default to occur under Section 10.01(a), with respect to each of which unanimous Lender approval is required), and (z) the addition of any new Lenders.

(h) The Loan Agreement is hereby amended by deleting Schedule 13 to the Loan Agreement in its entirety and replacing it with the Schedule 13 attached to this Supplement and Amendment as Schedule 1.

Section 6. Amendment to Fee Letter. Effective as of the Effective Date, the Fee Letter is hereby further amended as follows:

(a) The definition of “Applicable Spread” in Section 1 of the Fee Letter is hereby amended and restated in its entirety to read as follows (with the modified text underlined for review purposes):

“Applicable Spread”: (i) at all times other than during the final eighteen (18) months of the Repayment Period, two hundred seventy-five basis points (2.75%) and (ii) during the final eighteen (18) months of the Repayment Period, three hundred and twelve and one half basis points (3.125%).

Section 7. Reserved.

Section 8. Conditions Precedent. Notwithstanding the foregoing or anything contained herein to the contrary, as a condition precedent to the effectiveness of the Facility Upsize and this Supplement and Amendment, Lender shall have received the following, each in form and substance acceptable to Lender:

(i)	this Supplement and Amendment duly executed by each Borrower and each Pledgor/Guarantor and acknowledged by Parent Guarantor and Asset Manager;

(ii)	a new Note in accordance with Section 9 hereof, duly executed by each Borrower; and

(iii)	a commitment fee to J.P.Morgan Chase Bank, N.A. as Lender, in an amount mutually agreed to between such Lender and Borrowers, which, for the avoidance of doubt, shall be a one-time fee, fully earned, due and payable and non-refundable on the Effective Date in accordance with the terms of such agreement; and

(iv)	the Arranger Fee to the Lead Arranger which, for the avoidance of doubt, shall be a one-time fee, fully earned, due and payable and non-refundable on the Effective Date.

Section 9. Increase in Commitments. Subject to the terms and conditions hereof, each Lender severally agrees that (i) its Commitment shall be increased to, or in the case of a Lender not party to the Loan Agreement as of the Closing Date, shall be, the amount set forth opposite its name on Schedule 1 hereof. After giving effect to the increase contemplated hereby, the Maximum Facility Amount shall be increased and Borrowers shall execute and deliver one (1) new original Note to J.P. Morgan Chase Bank, N.A. in an amount equal to $300,000,000.

Section 10. New Lender. The New Lender (i) confirms that it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered under Section 8.09 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement and Amendment; (ii) agrees that it will, independently and without reliance upon any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; and (iii) agrees that it is a “Lender” for all purposes under the Loan Documents and will perform in accordance with their terms all of the obligations that by the terms of the Loan Documents are required to be performed by it as a Lender.

Section 11. Reserved.

Section 12. Reserved.

Section 13. Reserved.

Section 14. Reserved.

Section 15. Joint and Several Liability. Notwithstanding anything in the Loan Documents to the contrary, each Borrower hereby acknowledges and agrees that all Borrowers are and shall be jointly and severally liable to both Lender and the New Lender pursuant to Section 18.23 of the Loan Agreement. Notwithstanding anything in the Pledge and Guaranty to the contrary, each Pledgor/Guarantor hereby acknowledges and agrees that the guarantee made by each Pledgor/Guarantor under the Pledge and Guaranty shall be a guarantee of the Obligations on a joint and several basis and that all Pledgors/Guarantors are and shall be jointly and severally liable to both Lender and the New Lender for all obligations of each Pledgor/Guarantor under the Guarantor.

Section 16. Representations and Warranties. In order to induce Lender and the New Lender to enter into this Supplement and Amendment and to supplement the Loan Documents in the manner provided herein, each Borrower hereby represents and warrants that (a) this Supplement and Amendment and the Notes executed pursuant hereto are Loan Documents as defined in the Loan Agreement; (b) before and after giving effect to the increase in the Commitments contemplated hereby, (i) the representations and warranties contained in the Loan Agreement and contained in the other Loan Documents are true and correct in all material respects as to each Borrower and each Pledgor/Guarantor as if then made (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date), and (ii) no Default or Event of Default has occurred and is continuing on the date hereof nor will occur after giving effect to such requested increase as a result of such requested increase.

Section 17. Further Assurances. Borrowers shall each take any and all further actions and execute and deliver any and all such further documents and undertakings as are necessary or reasonably requested by Lender to effectuate the purposes of this Supplement and Amendment in accordance with Section 8.04(a) of the Loan Agreement. The undertakings set forth in this Section 17 shall survive the execution and delivery of this Supplement and Amendment.

Section 18. Effect of Supplement and Amendment. The terms and provisions set forth in this Supplement and Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Documents, and except as expressly modified and superseded by this Supplement and Amendment, the terms and provisions of the Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrowers and Lender(s) agree that the Loan Documents as amended hereby shall continue to be in full force and effect, and the legal, valid and binding obligations of Borrowers enforceable against each of them in accordance with their respective terms. Reference to this Supplement and Amendment need not be made in any Loan Document or any other instrument or document executed in connection therewith or herewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, any Loan Document, any reference in any of such items to any Loan Document being sufficient to refer to such Loan Document as amended hereby.

Section 19. Reserved.

Section 20. Successors and Assigns. This Supplement and Amendment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

Section 21. Governing Law. This Supplement and Amendment and any claim, dispute or controversy arising under or related to or in connection with this Supplement and Amendment, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties shall be governed by and construed in accordance with the laws of the State of New York, without regard to any conflicts of laws principles other than Section 5-1401 of the New York General Obligations law which shall govern.

Section 22. Counterparts, Effectiveness. This Supplement and Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. The parties agree that this Supplement and Amendment and any notices hereunder may be transmitted between them by email and/or facsimile. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties.

Section 23. Notices. The address of Lender and the New Lender for receiving notices and for all other purposes of the Loan Documents shall be as set forth on Schedule 1 attached hereto.

Section 24. Entire Agreement. This Supplement and Amendment and all other instruments, documents and agreements executed and delivered in connection with this Supplement and Amendment embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to this Supplement and Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto.

Section 25. Survival. All representations and warranties made in this Supplement and Amendment or any other Loan Document including any Loan Document furnished in connection with this Supplement and Amendment shall survive the execution and delivery of this Supplement and Amendment and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplement and Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWERS: AMERICAN HOMES 4 RENT PROPERTIES ONE, LLC

By:	/s/ Sara Vogt-Lowell
Name:	Sara Vogt-Lowell
Title:	Manager

AMERICAN HOMES 4 RENT PROPERTIES TWO, LLC

By:	/s/ Sara Vogt-Lowell
Name:	Sara Vogt-Lowell
Title:	Manager

AMERICAN HOMES 4 RENT PROPERTIES THREE, LLC

By:	/s/ Sara Vogt-Lowell
Name:	Sara Vogt-Lowell
Title:	Manager

AMERICAN HOMES 4 RENT PROPERTIES FOUR, LLC

By:	/s/ Sara Vogt-Lowell
Name:	Sara Vogt-Lowell
Title:	Manager

AMERICAN HOMES 4 RENT PROPERTIES FIVE, LLC

By:	/s/ Sara Vogt-Lowell
Name:	Sara Vogt-Lowell
Title:	Manager

AMERICAN HOMES 4 RENT PROPERTIES SIX, LLC

By:	/s/ Sara Vogt-Lowell
Name:	Sara Vogt-Lowell
Title:	Manager

AMERICAN HOMES 4 RENT, L.P., a Delaware limited partnership

By:	AMERICAN HOMES 4 RENT, a Maryland real estate investment trust, its General Partner

By:	/s/ Sara Vogt-Lowell
Name:	Sara Vogt-Lowell
Title:	Senior Vice President

AH4R PROPERTIES, LLC, a Delaware limited liability company

By:	/s/ Sara Vogt-Lowell
Name:	Sara Vogt-Lowell
Title:	Manager

EACH OF THE ENTITIES LISTED ON ANNEX I ATTACHED HERETO AS BORROWERS:

By:	AH4R PROPERTIES, LLC, a Delaware limited liability company, its sole member

By:	/s/ Sara Vogt-Lowell
Name:	Sara Vogt-Lowell
Title:	Manager

AMERICAN HOMES 4 RENT I, LLC, a Delaware limited liability company

By:	/s/ Sara Vogt-Lowell
Name:	Sara Vogt-Lowell
Title:	Manager

SIGNATURE PAGES CONTINUED

PLEDGORS/GUARANTORS: AMERICAN HOMES 4 RENT, L.P., a Delaware limited partnership

By:	AMERICAN HOMES 4 RENT, a Maryland real estate investment trust, its General Partner

By:	/s/ Sara Vogt-Lowell
Name:	Sara Vogt-Lowell
Title:	Senior Vice President

AH4R PROPERTIES, LLC, a Delaware limited liability company

By:	/s/ Sara Vogt-Lowell
Name:	Sara Vogt-Lowell
Title:	Manager

AMERICAN HOMES 4 RENT I, LLC, a Delaware limited liability company

By:	/s/ Sara Vogt-Lowell
Name:	Sara Vogt-Lowell
Title:	Manager

SIGNATURE PAGES CONTINUED

LEAD ARRANGER: WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Scott Evans
Name:	Scott Evans
Title:	Managing Director

LENDERS: WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Scott Evans
Name:	Scott Evans
Title:	Managing Director

J.P. MORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Chiara Carter
Name:	Chiara Carter
Title:	Vice President

SIGNATURE PAGES CONTINUED

ACKNOWLEDGED AND AGREED TO: PARENT GUARANTOR: AMERICAN HOMES 4 RENT, a Maryland real estate investment trust

By:	/s/ Sara Vogt-Lowell
Name:	Sara Vogt-Lowell
Title:	Senior Vice President

ASSET MANAGER: AMERICAN HOMES 4 RENT MANAGEMENT HOLDINGS, LLC, a Delaware limited liability company, as Asset Manager

By:	/s/ Sara Vogt-Lowell
Name:	Sara Vogt-Lowell
Title:	Senior Vice President

ANNEX I

INCREASED COMMITMENT SUPPLEMENT AND THIRD OMNIBUS AMENDMENT

AGREEMENT

BORROWERS

AH4R - AZ, LLC

AH4R - AZ 2, LLC

AH4R - AZ 3, LLC

AH4R - AZ 4, LLC

AH4R - AZ 7, LLC

AH4R - AZ 11, LLC

SSI - AZ, LLC

AH4R - CO, LLC

AH4R - CO 3, LLC

AH4R - FL, LLC

AH4R - FL 2, LLC

AH4R - FL 3, LLC

AH4R - FL 4, LLC

AH4R - FL 11, LLC

AH4R - GA, LLC

AH4R - GA 2, LLC

AH4R - GA 3, LLC

AH4R - GA 4, LLC

AH4R - GA 5, LLC

AH4R - GA 11, LLC

AH4R - IL, LLC

AH4R - IL 2, LLC

AH4R - IL 4, LLC

AH4R - IL 11, LLC

AH4R - IN, LLC

AH4R - IN 11, LLC

AH4R - NC, LLC

AH4R - NC 2, LLC

AH4R - NC 3, LLC

AH4R - NC 11, LLC

AH4R - NV, LLC

AH4R - NV 2, LLC

AH4R - NV 3, LLC

AH4R - NV 4, LLC

AH4R - NV 11, LLC

SSI - NV, LLC

AH4R - OH, LLC

AH4R - OH 3, LLC

AH4R - OH 11, LLC

AH4R - TN 3, LLC

AH4R - TN 11, LLC

AH4R - TX, LLC

AH4R - TX 2, LLC

AH4R - TX 3, LLC

AH4R - TX 11, LLC

AH4R - UT, LLC

AH4R - WA, LLC

AH4R I AZ, LLC AH4R I CO, LLC AH4R I FL, LLC AH4R I FL Orlando, LLC AH4R I GA, LLC AH4R I IL, LLC AH4R I IN, LLC AH4R I NC, LLC	AH4R I NV, LLC AH4R I OH, LLC AH4R I OK, LLC AH4R I TN, LLC AH4R I TX DFW, LLC AH4R I TX, LLC AH4R I UT, LLC AH4R I WA, LLC

Schedule 1

(Schedule 13 to the Loan Agreement)

Lender Commitments and Notice Addresses

LENDER	LOAN COMMITMENT	ADDRESS FOR NOTICES FOR PURPOSES OF SECTION 18.12 OF THE LOAN AGREEMENT
Wells Fargo Bank, National Association	$500,000,000	See Schedule 2 to Loan Agreement
J.P. Morgan Chase Bank, N.A.	$300,000,000	See Schedule 2 to Loan Agreement